EMPLOYMENT AGREEMENT

     THIS  EMPLOYMENT  AGREEMENT  (THIS  "AGREEMENT")  IS MADE  16  this  day of
November, 1999 by and among Classics International Entertainment, Inc., a Delaware corporation ("Classics"), IBP, Inc., a Nevada corporation (the "Company"), and Carey Lotzer ("Executive").

     WHEREAS, Classics, the Company, Executive and other parties named therein have entered into a Side Agreement (the "Side Agreement") dated as of the date hereof, pursuant to which, in pertinent part, Classics will acquire all of the issued and outstanding capital stock of the Company through a reverse subsidiary merger of Classics Acquisition Subsidiary, Inc., a Delaware corporation ("CAS"), with and into the Company;

     WHEREAS, as a condition to closing the transactions contemplated by the Side Agreement, Classics wishes to employ Executive and Executive desires to be employed by Classics, as Chief Information Officer of Classics, upon the terms and conditions set forth herein;

     WHEREAS,  Classics is engaged in the business of developing,  marketing and
selling   software,   firmware  and  hardware  products  and  other  information technology products and services (the "Business").

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Classics and Executive agree as follows:

     1. EMPLOYMENT. Classics agrees to employ Executive and Executive agrees to be employed by Classics upon the terms and conditions of this Agreement.

     2. TERM OF EMPLOYMENT. The term of Executive's employment under this Agreement (the "Employment Term") will commence on the date of this Agreement and, unless earlier terminated in accordance with Section 12 below, will continue for two years, ending on the second anniversary of the date of this Agreement (the "Initial Term"). At the end of the Initial Term, the Employment Term will automatically be extended for successive one year periods (each an "Extended Term") unless either party elects not to renew this Agreement by giving written notice of such election at least sixty (60) days prior to the scheduled expiration of the Initial Term or then-current Extended Term, as applicable.

     3. POSITION AND RESPONSIBILITIES. Executive will be employed as "Chief Scientist" of Classics and will perform the duties of Chief Scientist as described in Classics' Bylaws and such other executive duties for Classics and/or its subsidiaries as Classics' Board of Directors may reasonably prescribe from time to time.

     4.  COMMITMENT.   During  the  Employment  Term,   Executive  shall  devote
substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties herein.

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Nothing herein shalt preclude Executive from making passive investments which do
not   interfere   with   Executive's   responsibilities   to  Classics  and  its
subsidiaries. In addition, with the prior written approval of Classics' Board of Directors, Executive may engage in more active investments or business ventures so long as such investments and ventures do not conflict or interfere with Executive's obligations to Classics and its subsidiaries as provided in this Agreement.

     5. COMPENSATION. The following shall constitute Executive's "Compensation" here under:

               (A) SIGN-ON BONUS. Classics will pay Executive a cash payment of $20,000 as a sign-on bonus upon commencement of the Initial Term and a $50,000 payment, payable BY JANUARY 3, 2000. (THE "SIGN-ON BONUS")

               (B) BASE SALARY. During the Employment Term, Classics will pay Executive an INITIAL BASE SALARY (THE "BASE SALARY") of $150,000 for the first year followed by a second year base salary of $200,000 payable on a bi-monthly basis and otherwise in accordance with Classics then-current executive salary payment practice. Such Base Salary may be reviewed during the Employment Period at the sole discretion of Classics' Board of Directors, and shall not be decreased without the prior written consent of Executive.

               (C) INCENTIVE COMPENSATION. Executive will be eligible for, but is not guaranteed TO RECEIVE, ADDITIONAL COMPENSATION ("INCENTIVE COMPENSATION") based on performance milestones in accordance with mutually agreeable guidelines detailed in Schedule I attached hereto.

               (D) FRINGE BENEFITS. Executive will be entitled to participate in Classics' group life and medical insurance plans, accidental/death and dismemberment, dental, profit-sharing, short-term and long-term disability and similar plans, and other "fringe benefits" (COLLECTIVELY, "FRINGE BENEFITS"), comparable to those made available by Classics to its other senior executive employees, in accordance with the terms of such plans. Classics will pay for the cost of Executive's COBRA package, or comparable package, for health care benefits for Executive and Executive's spouse and dependents until such time as Executive elects to participate in Classics corresponding benefit plans, but in no event later than the first anniversary date of this Agreement Additionally, key man life insurance shall be provided by Classics, at its sole cost and expense, in the amount of $2,500,000 with the beneficiary of surviving family members in the amount of $700,000.

               (E) WITHHOLDING. All compensation payable to Executive under this Agreement is stated in gross amount and to the extent required by law will be subject to all applicable withholding taxes, other normal payroll deductions, and any other amounts required by law to be withheld.

               (F)  EXPENSES.  Classics,  in  accordance  with its  then-current policies and past practices, will promptly pay or reimburse Executive for all expenses (including travel and entertainment expenses) reasonably incurred by Executive during the Employment Term in connection with the performance of Executive's duties under this Agreement, provided that Executive must provide to Classics documentation or evidence of expenses for

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         which  Executive  seeks  reimbursement,  in  accordance  with  Classics then-current reimbursement policy as determined by Classics' Board of Directors.

               (G) STOCK OPTIONS. Executive shall be awarded Stock Options (the "Options") with values, performance criteria and vesting periods set forth in Schedule II attached hereto.

     6. VACATION AND HOLIDAYS. During the Employment Term, Executive will be entitled to receive paid vacation and paid holidays in accordance with then-current Classics policy, but in no event less than three (3) weeks per contract year.

     7. INTELLECTUAL PROPERTY RIGHTS.

          (a) Executive agrees that Classics will be the sole owner of any and all of Executive's "Discoveries" and "Work Product" made during the Employment Term, whether pursuant to this Agreement or otherwise. For purposes of this Section 7, "Discoveries" means all inventions, discoveries, improvements, and copyrightable works (including, without limitation, any information relating to the software products, source code, know-how, processes, designs, algorithms, computer programs and routines, formulae, techniques, developments or experimental work, work-in-progress, or business trade secrets of Classics or its subsidiaries) made or conceived or reduced to practice by Executive, whether or not potentially patentable or copyrightable in the United States or elsewhere. For purposes of this Agreement, "Work Product" means any and all work product relating to Discoveries.

          (b) Executive shall promptly disclose to Classics all Discoveries and Work Product. All such disclosures must include complete and accurate copies of all source code, object code or machine-readable copies, documentation, work notes, flow-charts, diagrams, test data, reports, samples, and other tangible evidence or results (collectively, "Tangible Embodiments") and of such Discoveries or Work Product. All Tangible Embodiments of any Discoveries or Work Product will be deemed to have been assigned to Classics.

          (c) Executive hereby assigns and agrees to assign to Classics all of his interest in any country in any and all Discoveries and Work Product, whether such interest arises under patent law, copyright law, trade-secret law, semiconductor chip protection law, or otherwise. Without limiting the generality of the preceding sentence, Executive hereby authorizes Classics to make any desired changes to any part of any such Discovery or Work Product, to combine it with other materials in any manner desired, and to withhold Executive's identity in connection with any distribution or use thereof alone or in combination with other materials. This assignment and assignment obligation applies to all

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     Discoveries  and Work Product  arising during  Executive's  employment with
     Classics (or its predecessors), whether pursuant to this Agreement or otherwise.

          (d) At the, request of Classics, Executive shall promptly and without additional compensation execute any and all patent applications, copyright registration applications, waivers of moral rights, assignments, or other instruments that Classics deems necessary or appropriate to apply for or obtain Letters Patent of the United States or any foreign country, copyright registrations or otherwise to protect Classics' interest in such Discovery and Work Product, the expenses for which will be borne by Classics. Executive hereby irrevocably designates and appoints Classics and its duly authorized officers and agents as his agents and attorneys-in-fact to, if Classics is unable for any reason to secure Executive's signature to any lawful and necessary document required or appropriate to apply for or execute any patent application, copyright registration application, waiver of moral rights, or other similar document with respect to any Discovery and Work Product (including, without limitation, renewals, extensions, continuations, divisions, or continuations in part), (i) act for and in his behalf, (ii) execute and file any such document and (iii) do all other lawfully permitted acts to further the prosecution of the same legal force and effect as if executed, by him; this designation and appointment constitutes an irrevocable power of attorney coupled with an interest:

                  (e) To the extent that any Discovery or Work Product constitutes copyrightable or similar subject matter that is eligible to be treated as a "work made for hire" or as having similar status in the United States or elsewhere, it will be so deemed. This provision does not alter or limit Executives other obligations to assign intellectual property rights under this Agreement.

                  (f) The obligations of Executive set forth in this Section 7 (including, without limitation, the assignment obligations) will continue beyond the termination of Executive's employment with respect to Discoveries and Work Product conceived or made by Executive alone or in concert with others during Executive's employment with Classics, whether pursuant to this Agreement or otherwise. Those obligations will be binding upon Executive, his assignees permitted under this Agreement, executors, administrators, and other representatives.

                  (g) Notwithstanding anything in this Agreement to the contrary, this Section 7 DOES NOT APPLY to any invention of Executive for which no equipment, supplies, facility, or Proprietary Information (as defined below) of Classics was used and that was developed entirely on Executive's own time, unless (i) the invention relates to (A) the Business or (B) Classics' actual or demonstrably anticipated research or development, or (ii) the invention results from any work performed by Executive for or on behalf of Classics or its subsidiaries.

         8.       EXPOSURE TO PROPRIETARY INFORMATION.

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                  (a) As used in this Agreement,  "Proprietary Information means all information of a business or technical nature that relates to the Business, including, without limitation all information about Classics' and its subsidiaries' software products whether currently released or
         in   development,    all   inventions,    discoveries,    improvements,
         copyrightable  work,  source  code,   know-how,   processes,   designs,
         algorithms, computer programs and routines, formulae and techniques, and any information regarding the business of any customer or supplier of Classics or its subsidiaries or any other information that Classics or any subsidiary of Classics is required to keep confidential.
         Notwithstanding   the  preceding   sentence,   the  term   "Proprietary
         Information" does not include information that is or becomes publicly available through no fault of Executive.

                  (b) In recognition of the special nature of his employment under this Agreement, including his special access to the Proprietary Information, and in consideration of his employment pursuant to this Agreement, Executive agrees to the covenants and restrictions set forth in Section 10.

     9. USE OF PROPRIETARY INFORMATION. Executive acknowledges that the Proprietary Information constitutes a protectible business interest of Classics and its subsidiaries, and covenants and agrees that during the term of his employment, whether under this Agreement or otherwise, and after the termination of such employment, he will not, directly or indirectly, disclose, furnish, make available or utilize any of the Proprietary Information, other than in the proper performance of his duties for Classics. Executive's obligations under this Section 9 with respect to particular Proprietary Information will survive expiration or termination of this Agreement and Executive's employment with Classics, and will terminate only at such time (if any) as the Proprietary Information in question becomes generally known to the public other than through a breach of Executive's obligations under this Agreement.

     10. RETURN OF COMPANY MATERIALS UPON TERMINATION. Executive acknowledges that all records, documents, and Tangible Embodiments containing or of Proprietary Information prepared by Executive or coming into his possession by virtue of his employment by Classics are and will remain the property of Classics; upon termination of his employment with Classics, Executive shall, as soon as reasonably practicable, return to Classics all such items in his possession and all copies of such items.

     11.  EQUITABLE  REMEDIES.

          (a)  Executive   acknowledges  and  agrees  that  the  agreements  and
     covenants  set  forth  in  Sections  7, 8,  9,  and 10 are  reasonable  and necessary for the protection of Classics' business interests, that irreparable injury will result to Classics if Executive breaches any of the terms of said covenants, and that in the event of Executive's actual or threatened breach of any such covenants, Classics will have no adequate remedy at law. Executive accordingly agrees that, in the event of any actual or threatened breach by him of any of said covenants, Classics will be entitled to immediate injunctive and other equitable relief, without bond, and

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     without the necessity of showing actual monetary  damages.  Nothing in this
     Section 11 will be construed as prohibiting Classics from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of any damages that it is able to prove.

          (b) Each of the covenants in Sections 7, 8, 9, and 10 will be construed as independent of any other covenants or other provisions of this Agreement.

          (c) In the event of any judicial determination that any of the covenants in Sections 7, 8, 9, and 10 are not fully enforceable, it is the intention and desire of the parties that the court treat said covenants as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable, and that the court enforce them to such extent.

         12.      TERMINATION.

                  (a) If there has been a material breach of this Agreement by Executive, Classics may terminate the Employment Term upon thirty days' prior written notice to Executive issued upon approval of Classics' Board of Directors which approval was obtained prior to issuance of such notice. Executive shall have the right to cure any such breach within such thirty-day period. Any uncured material breach shall be considered "cause" hereunder. Upon expiration of such notice period, the Employment Term will immediately end and Executive will not be entitled to receive any further compensation (whether in the form of Base Salary, Incentive Compensation, Fringe Benefits or otherwise) other than accrued but unpaid Base Salary and any vested Options. Without limiting the generality of the preceding sentence, any breach by Executive of any of his obligations under Sections 7, 8, 9, and 10 will be deemed a material breach of this Agreement that is incapable of being cured. Notwithstanding the foregoing, any of the following events will also be deemed a material breach of this Agreement that, except in the case of 12(a)(i) and 12(a)(ii), is incapable of being cured:

                    (i) Executive's continued and deliberate neglect of, willful misconduct in connection with the performance of, or refusal to perform his duties in accordance with, Section 3 of this Agreement;

                    (ii) Executive's failure to devote his full business time to Classics' business in accordance with Section 4 of this Agreement;

                    (iii) willful misconduct on the part of Executive that causes or is likely to cause a material financial injury to Classics, including, without limitation, Executive's embezzlement of Classics' funds or theft or misappropriation of Classics' or any other party's property; or

                    (iv) Executive's conviction of a felony class crime.

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         The thirty day notice requirement of this Section 12(a) applies to both curable and incurable breaches.

                  (b) The Employment Term will terminate upon the death or disability of Executive. Disability of Executive will be deemed to have occurred whenever Executive has suffered physical or mental illness, injury, or infirmity that prevents Executive from fulfilling his duties under this Agreement for 120 consecutive days and Classics determines in good faith that such illness or other disability is likely to continue for at least the next following 30 days. In the case of death or disability Executive will be entitled to receive accrued but unpaid Base Salary as of the date of such termination, and a pro rata portion of Incentive Compensation (if any) for the year in which such termination occurs (payable within a reasonable time alter the year in question), but all other obligations of Classics to pay Executive any further compensation, whether in the form of Base Salary, Incentive Compensation, or Fringe Benefits other than death and disability benefits, if any) or otherwise, will terminate. Executive's Base Salary during any period of disability will be reduced by any benefits Executive receives from Classics-provided disability insurance.

                  (c) Classics may elect to terminate Executives employment hereunder without cause upon 60 days prior written notice; provided, that Classics shall continue to pay Executive all Compensation in accordance with Section 5 hereof for the remainder of the Initial Term or then-current Extended Term as applicable.

                  (d) Executive may elect to terminate the Employment Term upon 30 days prior written notice to Classics if there has been a material breach of this Agreement by Classics, unless such breach has been cured within such 30 day period. Upon such elective termination of employment, Classics shall continue to pay Executive all Compensation in accordance with Section 5 hereof for the remainder of the Initial Term or then-current Extended Term as applicable.

                  (e) Termination of the Employment Term in a accordance with this Section 12, or expiration of the Employment Term, will not affect the provisions of this Agreement that survive such termination, including, without limitation, the provisions in Sections 7, 8, 9 and 10 and will not limit either party's ability to pursue remedies at law or equity.

         13.      COVENANT NOT TO COMPETE.

                  13.1 EXECUTIVE ACKNOWLEDGMENT. Executive acknowledges that, as a result of his position with Classics he has and will further develop knowledge about the Classics and its subsidiaries, and knowledge and a working relationship with customers with whom they do business, which knowledge and relationship is special, unique and of an intellectual character. Such business information is considered confidential by Classics, the value of which would be destroyed by disclosure of such information or by its use in competition with

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         Classics.  In  addition,  Executive  will  be  performing  services  to
         Classics pursuant to this Agreement and thereby will occupy a position of trust and confidence with respect to the Proprietary Information. In light of the foregoing, Executive is agreeing to the covenants set forth below.

                  13.2     NON-COMPETITION.

         (a) During Executive's employment with Classics or any subsidiary of Classics (whether pursuant to this Agreement or otherwise) and for a period two years thereafter, Executive will not, directly or indirectly through any person, entity or affiliate, whether as an Executive, consultant, independent contractor, owner, shareholder, limited or general partner, officer, director, advisor or otherwise, (i) provide software development, sales, marketing, management or other related services to an entity that competes with Classics or any subsidiary of Classics in the Business or (i.) solicit or contact any customer, client, vendor or similar party, which Executive solicited or contacted at any time during the then two previous years of employment with Classics or any subsidiary of Classics for the purposes of representing any business which competes such party in the Business.

         (b) Executive acknowledges that the Business is conducted throughout the world and that Classics and its subsidiaries will be competing as such and that the foregoing restriction would be ineffective if limited to a more specific geographic area. The Executive further acknowledges that this Section 13.2, including the nature of the activities restrained hereby, has been as narrowly drawn as possible to protect the 'legitimate interests of Classics, and that he will be able to support his family notwithstanding these restrictions.

         (c) If any court of competent jurisdiction shall at any time determine that a covenant contained in this Section 13. 2, or any part hereof, is unenforceable due to the duration of its term or geographical scope, or scope of activities precluded such court shall reduce the duration or scope of such provision as the case may be, to the extent necessary to render it enforceable and in its reduced form such provisions shall then be enforced.

         14. EFFECT OF PRIOR AGREEMENTS. This Agreement and the Side Agreement is the entire understanding between Classics and Executive relating to the subject matter hereof and supersede any prior employment agreement between Executive and Classics or other agreement relating to the subject matter hereof between Classics and Executive. Executive acknowledges that he is not bound by any other agreements, including employment agreements, confidentiality agreements and restrictive covenants, that would prohibit or restrict Executive from entering into this Agreement

         15. MODIFICATION AND WAIVER. This Agreement may not be modified or amended except by an instrument in writing signed by the parties. No term or condition of this Agreement will be deemed to have been waived, except by written instrument of the party charged with such waiver. No such written waiver will be deemed to be a continuing waiver unless specifically stated therein, and each such waiver will operate only as to the specific term or condition waived and shall not

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constitute  a waiver of such term or  condition  for the future or as to any act other than that specifically waived.

         16. SEVERABILITY. If, for any reason, any provision of this Agreement is held invalid, such invalidity will not affect any other provision of this Agreement and each provision will to the full extent consistent with law continue in full force and effect. If any provision of this Agreement is held invalid in part, such invalidity will in not way affect the rest of such provision, and the rest of such provision, together with all other provisions of this Agreement, will, to the full extent consistent with law, continue in full force and effect.

         17. NOTICES. Any notice or consent required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given if sent by certified or registered United States mail;
prepaid, by overnight courier; or when personally delivered, addressed as follows:

                  If to Classics-:
                           Classics International Entertainment, Inc.
                           919 N. Michigan Avenue, Suite 3700
                           Chicago, Illinois
                           60611

                  If to Executive:
                           Carey Lotzer
                           1930 Palace Drive
                           Grand Prarie, TX
                           75050

Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section 17.

     18. HEADINGS. The headings and other captions in this Agreement are included solely for convenience of reference and will not control the meaning and interpretation of any provision of this Agreement.

     19. GOVERNING LAW. This Agreement has been executed in the State of Texas, and its validity, interpretation, performance, and enforcement will be governed by the laws of such state, except with respect to conflicts of laws principles.

     20. JURISDICTION AND VENUE. Any judicial proceeding brought by or against any party on any dispute arising out of this Agreement or any matter related thereto shall be brought in the state or federal courts of Dallas County, Texas and by execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgement rendered thereby in connection

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 with  this  Agreement  after  exhaustion  of  all  appeals  taken  (or  by  the appropriate appellate court if such appellate court renders judgement).

     21. BINDING EFFECT. This Agreement will be binding upon and inure to the benefit of Executive, Classics, and their respective successors and permitted assigns. Classics will be entitled to assign its rights and duties under this Agreement provided that Classics will remain liable to Executive should such assignee fail to perform its obligations under this Agreement

     22. NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any person.

     23. ARBITRATION. Subject to Classics' right to seek equitable relief as provided for in Section 12, if any controversy or claim between the parties hereto arises out of this Agreement, such disagreement or dispute shall be submitted to binding arbitration in Dallas, Texas, under the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). There shall be one arbitrator, as shall be agreed upon by the parties. In the absence of such agreement, each party shall select one arbitrator and the arbitrators so selected shall select a third arbitrator. In the event the arbitrators cannot agree upon the selection of a third arbitrator, such third arbitrator shall be appointed by the AAA at the request of either party. The arbitrator or arbitrators (as the case may be) shall be an individual or individuals (as the case may be) ski)led in employment matters. The decision rendered by the arbitrator or arbitrators shall be accompanied by a written opinion in support thereof Such decisions shall be final and binding upon the parties without right of appeal. Judgment upon any such decision may be entered into any court having jurisdiction thereof, or application may be made to such court for a judicial acceptance of the decision and order of enforcement. Costs of the arbitration shall be assessed by the arbitrator or arbitrators against any or both parties, and shall be paid promptly by the party or parties so assessed.

     24. APPOINTMENT TO THE BOARD OF DIRECTORS OF CLASSICS AND THE COMPANY. At the execution of the Side Agreement, Classics shall take all action within its power to cause the appointment of Executive and Mr. Michael Steele to alternating positions as members of the Board of Directors of Classics. Such appointments shall be for alternating terms of one year, made during the Initial Term and Extended Term (if applicable) of this Agreement. Both Executive and Mr. Steele shall be appointed to the Board of Directors of the Company as soon as reasonably practicable.

     25. CLASSICS GUARANTEE. Classics hereby unconditionally guarantees the payment, performance and accuracy of all the obligations, agreements an covenants of the Company as set forth in this Agreement. Any breach of such obligations, agreements and covenants by the Company shall entitle Executive to all remedies against Classics that are available against the Company under this Agreement.

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first above written.

CLASSICS:

Classics International Entertainment, Inc.


By:
Its:

DATE: 11/17/99

EXECUTIVE:

(Name)

DATE:                11/10/99
     ------------------------

                                                    SCHEDULE I
                                              INCENTIVE COMPENSATION

ANNUAL MILESTONES                    ANNUAL AWARDS                    EVALUATION
                                CASH          STOCK OPTIONS

                          (initial at $5M)  (initial that $5M)
Gross Sales Revenue  $ 5M     $ 15,000        33,000 shares        Audited Sales


                                            (additional award)(additional award)
Gross Sales Revenue  $ 50M    $ 15,000        33,000 shares        Audited Sales


                                            (additional award)(additional award)
Gross Sales Revenue  $100M+   $ 15,000        34,000 shares        Audited Sales



Maximum Awards (Grand Totals) $45,000        100,000 shares        Audited Sales

                                   SCHEDULE II
                            PERFORMANCE STOCK OPTIONS

1.       GRANT OR OPTION, OPTION PRICE AND TERM.

         Classics hereby agrees to grant you, in accordance with the achievement of performance milestones noted on page 2 of Schedule II, not in lieu of salary or any other compensation for services, the right and option (the "Option") to purchase 200,000 shares of the issued and outstanding shares of Classics International Entertainment, Inc. (CIE), (the "Option Shares") after the Merger on the terms and conditions set forth herein.

         (b) For each of the Option Shares purchased, you shall pay Classics an option price of $1.35 (the "Option Price").

         (c) The term of the Option shall be a period of five (5) years from the Grant Date (the "Option Period"). The termination of the Option Period shall result in the termination and cancellation of the Option. In no event shall the Option be exercisable after the end of the Option Period.

         (d) The Option shall be granted pursuant to an incentive stock option, non-qualified stock option agreement or other comparable agreement by and between you and Classics (the "Stock Option Agreement"). Such performance options shall be reviewed for award on a quarterly basis by the Board of Directors and shall not be unreasonably withheld.

2.       VESTING AND EXERCISABILITY.

         (a) The Option Shares shall vest in accordance with the following schedule.

ANNIVERSARY OF THE DATE OF THIS AGREEMENT                AGGREGATE PERCENTAGE OF
------------------------------------------               -----------------------
      (THE "ANNIVERSARY DATE")                                OPTION SHARES VEST
      ------------------------                                ------------------

            First Anniversary                                                50%
            Second Anniversary                                              100%

No portion of the Option shall be exercisable unless it is vested.

         (b) Notwithstanding Section 2(a) above and subject to Section 3, the Option granted hereunder shall vest and become fully exercisable immediately upon consummation of a "Change of Control" (as such term will be defined in the Stock Option Plan, which definition will be consistent with customary practices).

3.       TERMINATION OF EMPLOYMENT.

         (a) Notwithstanding the provisions of Section 2 above, in the event that during the Option Period the Company terminates the Employment Term in accordance with Section 12(a) of the Employment Agreement, the unvested portion of the Option as of the date of such termination shall be forfeited by you and you shall have no interest in such unvested portion of the Option.

         (b) Notwithstanding the provisions of Section 2 above, in the event the Employment Term is terminated in accordance with Section 12(b), 12(c), 12(d) or 12(e) of the Employment Agreement, the unvested portion of the Option as of the date of such termination shall become fully vested and exercisable to the extent specified below:

                  (i) The percentage of Option Shares scheduled to vest on the Anniversary Date immediately following the date that the Employment Term is terminated shall be multiplied by a fraction, the numerator of which is the number of full calendar months in the twelve-month period immediately proceeding such Anniversary Date during which you were an employee of the Company, and the denominator of which is 12; and

                  (ii) the percentage of Option shares scheduled to vest on the second Anniversary Date, if any, following the date that the Employment Term is terminated shall be multiplied by one-half (_).

         (c) Regardless of whether the Employment Term is terminated with or without cause or any other contingency, those Option Shares vested shall remain vested. Further, during the Option Period you are entitled to exercise vested Option Shares regardless of your employment status and/or any other contingency.

4.       TERMS, CONDITIONS AND PROVISIONS.

The Stock Option Agreement shall contain such other terms, conditions and provisions as tie customary and are in accordance with the Stock Option Plan and applicable law.